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                                  Baldwin & Lyons, Inc. and Subsidiaries
                                  Form 10-K Year Ended December 31, 2006
                                                EXHIBIT 11




                                     COMPUTATION OF PER SHARE EARNINGS
                                     ---------------------------------



                                                -----------------------------------------------------------
                                                                   Year Ended December 31
                                                -----------------------------------------------------------
                                                        2006                 2005                 2004
                                                -----------------    -----------------    -----------------
Basic:
  Average number of Class A and
   Class B shares outstanding                         15,004,377           14,753,133           14,641,300
                                                =================    =================    =================

  Net income                                         $38,184,688          $34,222,602          $30,305,585
                                                =================    =================    =================

  Per Share Amount                                        $ 2.54               $ 2.32               $ 2.07
                                                =================    =================    =================


Diluted:
  Average number of Class A and
   Class B shares outstanding                         15,004,377           14,753,133           14,641,300

  Dilutive stock options--based on
    treasury stock method using higher
    of average or year end market prices                  43,094              109,554              147,824
                                                -----------------    -----------------    -----------------
                                        TOTALS        15,047,471           14,862,687           14,789,124
                                                =================    =================    =================

  Net income                                         $38,184,688          $34,222,602          $30,305,585
                                                =================    =================    =================

  Per Share Amount                                        $ 2.54               $ 2.30               $ 2.05
                                                =================    =================    =================

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